EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES

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

(DOLLARS IN MILLIONS)                                        THREE MONTHS ENDED
                                                                 MARCH 31, 1999
                                                             ------------------
GE EXCEPT GECS
Earnings <F1>                                                           $ 2,892
Less: Equity in undistributed earnings of General Electric
      Capital Services, Inc. <F2>                                          (646)
Plus: Interest and other financial
      charges included in expense                                           184
      One-third of rental expense <F3>                                       47
                                                                        -------
Adjusted "earnings"                                                     $ 2,477
                                                                        =======
Fixed Charges:
      Interest and other financial charges                              $   184
      Interest capitalized                                                    9
      One-third of rental expense <F3>                                       47
                                                                        -------
Total fixed charges                                                     $   240
                                                                        =======
Ratio of earnings to fixed charges                                        10.32
                                                                        =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings (a)                                                            $ 3,298
Plus: Interest and other financial charges
      included in expense                                                 2,295
      One-third of rental expense <F3>                                      135
                                                                        -------
Adjusted "earnings"                                                     $ 5,728
                                                                        =======
Fixed Charges:
      Interest and other financial charges                              $ 2,295
      Interest capitalized                                                   32
      One-third of rental expense <F3>                                      135
                                                                        -------
Total fixed charges                                                     $ 2,462
                                                                        =======
Ratio of earnings to fixed charges                                         2.33
                                                                        =======

<F1> Earnings before income taxes and minority interest.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.

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